UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 17, 2018

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

On January 17, 2018, Twinlab Consolidated Holdings, Inc. (“Twinlab” or the “Company”) entered into a Sublicense Agreement, dated as of January 16, 2018, by and among 463IP Partners, LLC (the “Licensor”) and Twinlab (the “Sublicense Agreement”). Under the terms of the Sublicense Agreement, the Licensor grants to Twinlab an exclusive, worldwide, perpetual sublicense to the licensed patents, licensed processes and licensed technology (as defined in the Sublicense Agreement) with the right to use, make, sell, offer, import, export, practice and develop the licensed patents, licensed processes, licensed products and licensed technology in all of the countries and territories of the world and with respect to the direct marketing, sale, use and consumption efforts directed towards athletes. In return for this sublicense, Twinlab agrees to purchase all of its requirements of the licensed products solely from a manufacturer approved by Licensor in writing to Licensee and agrees to purchase certain minimum amounts of licensed product during each calendar quarter during the term of the Sublicense Agreement. Specifically, Twinlab agrees to buy 10,000 kilograms of blended licensed product during the first year of the Sublicense Agreement and 20,000 kilograms of blended licensed product during the second year of the Sublicense Agreement.

Twinlab agrees to buy these amounts of blended licensed product from a manufacturer approved by the Licensor or directly from the Licensor. If purchased from the Licensor, the price to Twinlab will be equivalent to the fully loaded cost to Licensor. Additionally, Twinlab will pay to Licensor a royalty equal to $2.50 per kilogram of blended licensed product purchased regardless of whether it is purchased from Licensor or a manufacturer approved by Licensor (the “Per Kilo Fee”). Licensor and Twinlab have also agreed that the Per Kilo Fee shall be reduced by 50% under certain circumstances set forth in the Sublicense Agreement.

The Sublicense Agreement contains customary representations, warranties and covenants and customary provisions regarding confidentiality, termination, indemnification and insurance.

Two of the members of our Board of Directors, Mr. B. Thomas Golisano and Mr. David L. Van Andel, are the owners and principals of the Licensor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: January 24, 2018	By:	/s/ Naomi L. Whittel
Naomi L. Whittel
Chief Executive Officer

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